CUSIP No. 45885A102                    13G                   Page 22 of 27 pages


                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

      Each of the undersigned hereby agrees that Amendment No. 4 to the Schedule 13G filed on the date hereof with respect to the shares of Common Stock of InterNAP Network Services Corporation has been filed on behalf of the undersigned.

SIGNATURE:

      Dated: February 14, 2002

      Entities:

Oak Investment Partners VIII, Limited Partnership
Oak Associates VIII, LLC
Oak VIII Affiliates Fund, Limited Partnership
Oak VIII Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation


                                       By: /s/ Edward F. Glassmeyer
                                           -------------------------------------
                                                Edward F. Glassmeyer, as
                                                General Partner or
                                                Managing Member or as
                                                Attorney-in-fact for the
                                                above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod


                                       By: /s/ Edward F. Glassmeyer
                                           -------------------------------------
                                               Edward F. Glassmeyer,
                                               Individually and as
                                               Attorney-in-fact for the
                                               above-listed individuals